Exhibit 3.9

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE • Secretary of State

MAY 17, 2013	6098-263-5

C T CORPORATION SYSTEM

600 S 2ND ST

SPRINGFIELD, IL 62704

RE: EPAZZ, INC.

DEAR SIR OR MADAM:

ENCLOSED YOU WILL FIND THE ARTICLES OF AMENDMENT FOR THE ABOVE NAMED CORPORATION.

FEES IN THIS CONNECTION HAVE BEEN RECEIVED AND CREDITED.

SINCERELY,

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

CORPORATION DIVISION

TELEPHONE (217) 782-6961

FILED

MAY 17, 2013

JESSE WHITE

SECRETARY OF STATE

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a

check or money order payable

to Secretary of State.

____________________________ File # 6098-263-5 Filing Fee: $50 Approved:

- - - - Submit in duplicate - - - - Type or Print clearly in black ink - - - - Do not write above this line - - - -

1. Corporate Name (See Note 1 on page 4.): EPAZZ, INC.

2. Manner of Adoption of Amendment:

The following amendment to the Articles of Incorporation was adopted on June______ (Month & Day) , 2012 (Year)

in the manner indicated below:

Mark an "X" in one box only.

☐	By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)
☐	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)
☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)
☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)
☒	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)
☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted td the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment, (See Note 5 on page 4.)

3. Text of Amendment:

a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation:____________________________________________________________

New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

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Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

Authorized Shares Class	Par Value	Number of Shares Authorized

Class A Common	$0.0001	6,000,000,000
Class B Common	$0.0001	60,000,000
Preferred Series A	$0.0001	1,000
Preferred Series B	$0.0001	1,000
Preferred (Undesignated)	$0.0001	39,998,000

see next page

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4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):

No Change

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert "No change"):

(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No Change

b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert "No change"): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$	$

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated         May 17 (Month & Day), 2013 (Year)                    EPAZZ, Inc. (Exact Name of Corporation)

/s/ Shaun Passley

Any Authorized Officer’s Signature

Shaun Passley, CEO

Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated_________________________, _____ Month & Day Year

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“The total number of shares of stock that the Corporation shall have authority to issue is 6,100,000,000, consisting of 6,100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 40,000,000 shares of “blank check” preferred stock par value $0.0001 per share (“Preferred Stock”). The Common Stock shall include 6,000,000,000 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) and 60,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Rights of Our Class A Common Stock and Class B Common Stock

Rights to Dividends and on Liquidation. Each share of Class A Common Stock and Class B Common Stock is entitled to share equally in dividends (other than dividends declared with respect to any outstanding Preferred Stock) when and as declared by our Board of Directors. Upon liquidation, each share of Class A Common Stock and Class B Common Stock is entitled to share equally in our assets available for distribution to the holders of those shares. Any outstanding Preferred Stock would rank senior to the Class A Common Stock and Class B Common Stock in respect of liquidation rights and could rank senior to that stock in respect of dividend rights.

Voting-General. Each holder of Class A Common Stock is entitled to one vote per share, and each holder of Class B Common Stock is entitled to 2,000 votes per share.

Non-Cumulative Voting Rights. Our Class A Common Stock and Class B Common Stock, do not have cumulative voting rights.

Voting by Class. Holders of our Class A Common Stock and Class B Common Stock shall vote as one class on any and all shareholder matters.

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Miscellaneous Rights and Provisions. There are no preemptive rights, subscription rights, or redemption provisions relating to our Class A Common Stock and Class B Common Stock and none of the shares carries any liability for further calls.

Conversion Rights. The Class B Common Stock shall be convertible into Common A Stock as follows (the "Conversion Rights"):

(a)                Holder’s Right to Convert.

(i)                Each one (1) outstanding share of Class B Common Stock shall be convertible, from time to time (subject to the restriction set forth in the following sentence), at the option of the holder thereof (each a “Holder”), with five (5) business days written notice to the Corporation (a “Notice of Conversion“), at the office of the Corporation or any transfer agent for the Class B Common Stock into one (1) share of Class A Common Stock (the “Shares”). Each Holder may only affect a conversion of all of the Class B Common Stock shares which he, she or it beneficially owns (as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) pursuant to and in compliance with the restrictions on conversion set forth herein (each a “Conversion”).

(ii)                Mechanics of Conversion. In order to effect a Conversion, a Holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Corporate Secretary), and (ii) surrender or cause to be surrendered the original Class B Common Stock Certificates being converted, duly endorsed as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Class A Common Stock issuable upon such Conversion and the name and telephone number of a contact person at the Corporation regarding the Conversion and/or any deficiencies that exist in connection with such Notice of Conversion. The Corporation shall not be obligated to issue shares of Class A Common Stock upon a Conversion unless the original Class B Common Stock Certificates Converted are delivered to the Corporation as provided above. In the event the Holder has lost or misplaced the certificates evidencing the Class B Common Stock, the Holder shall be required to provide the Corporation or the Corporation’s Transfer Agent (as applicable) with whatever documentation and fees each may require to re-issue the Class B Common Stock Certificates and shall be required to provide such re-issued Class B Common Stock Certificates to the Corporation in connection with such Notice of Conversion. Unless the Notice of Conversion provided by the Holder includes a valid opinion from an attorney stating that such Shares of Class A Common Stock issuable in connection with the Notice of Conversion can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion, such shares shall be issued as restricted shares and bear a standard Rule 144 legend.

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(iii)          Delivery of Class A Common Stock Upon Conversion. Upon the surrender of Class B Common Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the fifth (5th) business day following the date of such surrender (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee that number of shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock being converted.

(b)                Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Class A Common Stock upon conversion in a name other than that in which the shares of the Class B Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall withhold from any payment due whatsoever in connection with the Class B Common Stock any and all required withholdings and/or taxes the Corporation, in its sole discretion deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Corporation in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Corporation.

(c)                Adjustments for Reclassification, Exchange and Substitution. If the Class A Common Stock issuable upon conversion of the Class B Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Class A Common Stock which the holders would otherwise have been entitled to receive each Holder of such Class B Common Stock shall have the right thereafter to convert such shares of Class B Common Stock into a number of shares of such other class or classes of stock which a Holder of the number of shares of Class A Common Stock deliverable upon conversion of such series of Class B Common Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(d)                No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion rights of the holders of Class B Common Stock against impairment. Notwithstanding the foregoing, nothing in this Section shall prohibit the Corporation from amending its Certificate of Incorporation with the requisite consent of its shareholders and the Board of Directors.

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(e)                Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the Conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the Conversion of all then outstanding shares of the Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the Conversion of all then outstanding shares of the Class B Common Stock, the Corporation will within a reasonable time period make a good faith effort to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

(f)                Effect of Conversion. On the date of any Conversion, all rights of any Holder with respect to the shares of the Class B Common Stock so converted, including the rights, if any, to receive distributions of the Corporation’s assets or notices from the Corporation, will terminate.

(g)                Notices of Record Date. In the event that the Corporation shall propose at any time:

(i)                to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(ii)               to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation;

then, in connection with each such event, the Corporation shall send to the holders of the Class B Common Stock at least ten (10) business days prior written notice of a record date for determining rights to vote in respect of the matters referred to above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Class B Common Stock at the address for each such Holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Class B Common Stock, voting together as a single class.

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Designation of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

The Corporation shall have two classes of Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, with such powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

CERTIFICATE OF DESIGNATIONS

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Sections 6.10 and 10.20 of the Illinois Business Corporation Act of 1983, the Corporation has adopted a designation of One Thousand (1,000) shares of Series A Convertible Preferred Stock, par value $0.0001 per share which have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below (the “Designation” or “Certificate of Designation”):

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be One Thousand (1,000) shares.

Section 2. DEFINITIONS.

For purposes of this Designation, the following definitions shall apply:

(a)                “Business Day” means a day in which a majority of the banks in the State of Illinois in the United States of America are open for business.

(b)               “Common Stock” means the Corporation’s $0.0001 par value Class A Common Stock and Class B Common Stock.

(c)                “Distribution” shall mean the transfer of cash, Common Stock or other property without consideration whether by way of dividend or otherwise to the shareholders of Common Stock.

(d)               “First Dividend Date” means January 1st of any year following a calendar year in which the Corporation has generated revenue of over $2 million based on the Corporation’s audited statement of operations.

(e)                “First Dividend Rate” means 1.5% of the Company’s revenues per quarter, based on the revenues set forth in the Company’s financial statements as filed with the Securities and Exchange Commission on Form 10-Q or Form 10-K.

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(f)                “Holder” shall mean the person or entity in which the Series A Preferred Stock is registered on the books of the Corporation, which shall initially be the person or entity which such Series A Preferred Stock is issued to, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation.

(g)                “Junior Stock” shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established after the Original Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

(h)                "Market Price" means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date that was a trading day. If the Market Price cannot be calculated for such security on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as reasonably determined by a valuation firm, with experience in the valuation of securities similar to the Corporation’s, chosen by the Board of Directors of the Corporation in its sole discretion, with the costs of such appraisal to be borne by the Corporation.

(i)                “Original Issue Date” shall mean the date upon which the shares of Series A Preferred Stock are first issued.

(j)                “Liquidation Preference” shall be equal to $.0001 per share for the Series A Convertible Preferred Stock (as appropriately adjusted for any Recapitalizations).

(k)                “Second Dividend Date” means January 1st of any year following a calendar year in which the Corporation has generated net income of over $2 million based on the Corporation’s audited statement of operations.

(l)                “Second Dividend Rate” means 24% of the Corporation’s net income based on the Corporation’s audited statement of operations.

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(m)             “Senior Securities” shall mean any senior debt or other security holders of the Corporation, including certain banks and/or institutions, which hold security interests over the Corporation’s assets as of the Original Issue Date, or which the Corporation may agree in the future to provide such first priority security interests to, which shall not require the approval and/or consent of the Series A Preferred Stock Holders.

(n)               “Class A Common Stock” means the Corporation’s Class A Common Stock, $0.0001 par value per share.

(o)               “Series A Preferred Stock Certificates” means the certificates, as replaced from time to time, evidencing the outstanding Series A Preferred Stock shares.

(p)               "Recapitalization" shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(q)               “Restricted Shares” means shares of the Corporation’s Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act of 1933, as amended and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar):

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

SECTION 3. DIVIDENDS.

(a)                Dividends in General. Dividends shall accrue on the Series A Preferred Stock, Quarterly in arrears, for each Quarter that such Preferred Stock is outstanding, (a) beginning on the First Dividend Date, equal to the First Dividend Rate, and additional dividends (b) beginning effective on the Second Dividend Date, based on the Second Dividend Rate, until such dividends are paid in full as provided below (“Dividends”).

(b)                Payment of Dividends. The Corporation shall pay the Holder of the Series A Preferred Stock the accrued Dividends in cash or shares of common stock based on the Market Price, at the option of the Corporation from time to time, provided that until paid in the sole discretion of the Corporation, such Dividends shall continue to accrue.

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(c)                Additional Dividend Policies.

(i)                 In any calendar year, the Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and only if declared by the Board of Directors, out of any assets at the time legally available therefor, payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock until all declared Dividends on the Series A Preferred Stock have been paid or set aside for payment to the Series A Preferred Stock holders.

(ii)               Non-Cash Distributions. Whenever a Distribution provided for in this Section 3 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(iii)             Other Distributions. Subject to the terms of this Certificate of Designations, and to the fullest extent permitted by Illinois law, the Corporation shall be expressly permitted to redeem, repurchase or make distributions on the shares of its capital stock in all circumstances other than where doing so would cause the Corporation to be unable to pay its debts as they become due in the usual course of business.

SECTION 4. LIQUIDATION PREFERENCE.

(a)                Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the Holders of the Junior Stock by reason of their ownership of such stock, but not prior to any holders of the Corporation’s Senior Securities, which holders shall have priority to the distribution of any assets of the Corporation, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Series A Preferred Stock, and (ii) all declared but unpaid Dividends (if any) on such shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the Holders of the Series A Preferred Stock are insufficient to permit the payment to such Holders of the full amounts specified in this Section 4(a), subsequent to the payment to the Senior Securities then the entire remaining assets of the Corporation following the payment to the Senior Securities legally available for distribution shall be distributed with equal priority and pro rata among the Holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(a).

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(b)                Remaining Assets. After the payment to the Holders of Series A Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the Holders of the Junior Stock in proportion to the number of shares of Junior Stock, and the terms of such Junior Stock, held by them.

(c)                Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

SECTION 5. CONVERSION RIGHTS. The Series A Preferred Stock shall be convertible into Common Stock as follows (the "Conversion Rights"):

(b)                Holder’s Right to Convert.

(i)                All shares Series A Preferred Stock shall be convertible, at the option of the Holder thereof, with five (5) Business Days written notice to the Corporation (a “Notice of Conversion“), at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into that number of fully-paid, non-assessable shares of Class A Common Stock determined by multiplying the total number of shares of Class A Common Stock issued and outstanding by 0.60 (the “Shares”). The Holder may only affect a conversion of all of the Series A Preferred Stock shares which he, she or it owns pursuant to and in compliance with the restrictions on conversion set forth herein (each a “Conversion”).

(ii)                Mechanics of Conversion. In order to effect a Conversion, a Holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Corporate Secretary), and (ii) surrender or cause to be surrendered the original Series A Preferred Stock Certificates being converted, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation which the Holder desires to convert. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion and/or any deficiencies that exist in connection with such Notice of Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless the original Series A Preferred Stock Certificates Converted are delivered to the Corporation as provided above. In the event the Holder has lost or misplaced the certificates evidencing the Series A Preferred Stock, the Holder shall be required to provide the Corporation or the Corporation’s Transfer Agent (as applicable) with whatever documentation and fees each may require to re-issue the Series A Preferred Stock Certificates and shall be required to provide such re-issued Series A Preferred Stock Certificates to the Corporation in connection with such Notice of Conversion. Unless the Notice of Conversion provided by the Holder includes a valid opinion from an attorney stating that such Shares of Common Stock issuable in connection with the Notice of Conversion can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion, such shares shall be issued as Restricted Shares.

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(iii)                Delivery of Common Stock Upon Conversion. Upon the surrender of Series A Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the fifth (5th) Business Day following the date of such surrender (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) that number of shares of Class A Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) the total amount of the accrued and unpaid Dividends.

(b)                Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall withhold from any payment due whatsoever in connection with the Series A Preferred Stock any and all required withholdings and/or taxes the Corporation, in its sole discretion deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Corporation in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Corporation.

(h)                Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each Holder of such Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into a number of shares of such other class or classes of stock which a Holder of the number of shares of Common Stock deliverable upon conversion of such series of Series A Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(i)                No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion rights of the holders of Series A Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 5(d) shall prohibit the Corporation from amending its Certificate of Incorporation with the requisite consent of its shareholders and the Board of Directors.

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(j)                Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the Conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the Conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will within a reasonable time period make a good faith effort to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(k)                Effect of Conversion. On the date of any Conversion, all rights of any Holder with respect to the shares of the Series A Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation’s assets or notices from the Corporation, will terminate.

(l)                Notices of Record Date. In the event that the Corporation shall propose at any time:

(i)                to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(ii)               to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock at least ten (10) Business Days prior written notice of a record date for determining rights to vote in respect of the matters referred to above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such Holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Series A Preferred Stock, voting together as a single class.

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SECTION 6. VOTING. The Series A Preferred Stock shall have no voting rights and shall have no right to vote on any shareholder matters (other than as expressly stated below under Section 7) or as otherwise provided for by Illinois law.

SECTION 7. PROTECTIVE PROVISIONS.

Subject to the rights of series of Series A Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of 2/3rds of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a)                Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

(b)                Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split, forward split or reverse stock split of the Corporation’s Common Stock or Series A Preferred Stock;

(c)                Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(d)                Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation.

PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the Holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series A Preferred Stock. The Corporation may also designate and issue additional series of preferred stock from time to time in the sole discretion of the Corporation’s Board of Directors, which such rights, privileges, preferences and limitations shall be determined by the Corporation’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the holders of the Series A Preferred Stock.

SECTION 8. PREEMPTIVE RIGHTS. Holders of Series A Preferred Stock and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the Corporation.

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SECTION 9. NOTICES. In addition to any other means of notice provided by law or in the Corporation's Bylaws, any notice required by the provisions of this Designation to be given to the holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder's address appearing on the books of the Corporation.

SECTION 10. MISCELLANEOUS.

(a)                The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b)                Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c)                Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

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CERTIFICATE OF DESIGNATIONS

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF THE

SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to Sections 6.10 and 10.20 of the Illinois Business Corporation Act of 1983, the Corporation has adopted a designation of One Thousand (1,000) shares of Series B Convertible Preferred Stock, par value $0.0001 per share which have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below (the “Designation” or “Certificate of Designation”):

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares initially constituting such series shall be One Thousand (1,000) shares.

Section 2. DEFINITIONS.

For purposes of this Designation, the following definitions shall apply:

(a)                “Business Day” means a day in which a majority of the banks in the State of Illinois in the United States of America are open for business.

(b)               “Common Stock” means the Corporation’s $0.0001 par value Class A Common Stock and Class B Common Stock.

(c)                "Distribution" shall mean the transfer of cash, Common Stock or other property without consideration whether by way of dividend or otherwise to the shareholders of Common Stock.

(d)               “First Dividend Date” means January 1st of any year following a calendar year in which the Corporation has generated revenue of over $1 million based on the Corporation’s audited statement of operations.

(e)                “First Dividend Rate” means 1.5% of the Company’s revenues per quarter, based on the revenues set forth in the Company’s financial statements as filed with the Securities and Exchange Commission on Form 10-Q or Form 10-K.

(f)                “Holder” shall mean the person or entity in which the Series B Preferred Stock is registered on the books of the Corporation, which shall initially be the person or entity which such Series B Preferred Stock is issued to, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation.

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(g)               “Junior Stock” shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established after the Original Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

(h)               "Market Price" means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date that was a trading day. If the Market Price cannot be calculated for such security on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as reasonably determined by a valuation firm, with experience in the valuation of securities similar to the Corporation’s, chosen by the Board of Directors of the Corporation in its sole discretion, with the costs of such appraisal to be borne by the Corporation.

(i)                 “Original Issue Date” shall mean the date upon which the shares of Series B Preferred Stock are first issued.

(j)                 “Liquidation Preference” shall be equal to $.0001 per share for the Series A Convertible Preferred Stock (as appropriately adjusted for any Recapitalizations).

(k)               “Second Dividend Date” means January 1st of any year following a calendar year in which the Corporation has generated net income of over $2 million based on the Corporation’s audited statement of operations.

(l)                 “Second Dividend Rate” means 6% of the Corporation’s net income based on the Corporation’s audited statement of operations.

(m)             “Senior Securities” shall mean (a) the Series A Convertible Preferred Stock of the Corporation; and (b) any senior debt or other security holders of the Corporation, including certain banks and/or institutions, which hold security interests over the Corporation’s assets as of the Original Issue Date, or which the Corporation may agree in the future to provide such first priority security interests to, which shall not require the approval and/or consent of the Series B Preferred Stock Holders.

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(n)               “Class A Common Stock” means the Corporation’s Class A Common Stock, $0.0001 par value per share.

(o)               “Series B Preferred Stock Certificates” means the certificates, as replaced from time to time, evidencing the outstanding Series B Preferred Stock shares.

(p)               "Recapitalization" shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(q)               “Restricted Shares” means shares of the Corporation’s Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act of 1933, as amended and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar):

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

SECTION 3. DIVIDENDS.

(a)                Dividends in General. Dividends shall accrue on the Series B Preferred Stock, Quarterly in arrears, for each Quarter that such Preferred Stock is outstanding, (a) beginning on the First Dividend Date, equal to the First Dividend Rate, and additional dividends (b) beginning effective on the Second Dividend Date, based on the Second Dividend Rate, until such dividends are paid in full as provided below (“Dividends”).

(b)                Payment of Dividends. The Corporation shall pay the Holder of the Series B Preferred Stock the accrued Dividends in cash or shares of common stock based on the Market Price, at the option of the Corporation from time to time, provided that until paid in the sole discretion of the Corporation, such Dividends shall continue to accrue.

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(c)                Additional Dividend Policies.

(i)                In any calendar year, the Holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when, as and only if declared by the Board of Directors, out of any assets at the time legally available therefor, payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock until all declared Dividends on the Series B Preferred Stock have been paid or set aside for payment to the Series B Preferred Stock holders.

(ii)                Non-Cash Distributions. Whenever a Distribution provided for in this Section 3 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(iii)                Other Distributions. Subject to the terms of this Certificate of Designations, and to the fullest extent permitted by Illinois law, the Corporation shall be expressly permitted to redeem, repurchase or make distributions on the shares of its capital stock in all circumstances other than where doing so would cause the Corporation to be unable to pay its debts as they become due in the usual course of business.

SECTION 4. LIQUIDATION PREFERENCE.

(a)                Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the Holders of the Junior Stock by reason of their ownership of such stock, but not prior to any holders of the Corporation’s Senior Securities, which holders shall have priority to the distribution of any assets of the Corporation, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Series B Preferred Stock, and (ii) all declared but unpaid Dividends (if any) on such shares of Series B Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the Holders of the Series B Preferred Stock are insufficient to permit the payment to such Holders of the full amounts specified in this Section 4(a), subsequent to the payment to the Senior Securities then the entire remaining assets of the Corporation following the payment to the Senior Securities legally available for distribution shall be distributed with equal priority and pro rata among the Holders of the Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(a).

(b)                Remaining Assets. After the payment to the Holders of Series B Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the Holders of the Junior Stock in proportion to the number of shares of Junior Stock, and the terms of such Junior Stock, held by them.

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(d)                Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

SECTION 5. CONVERSION RIGHTS. The Series B Preferred Stock shall be convertible into Common Stock as follows (the "Conversion Rights"):

(a)                Holder’s Right to Convert.

(i)                All shares Series B Preferred Stock shall be convertible, at the option of the Holder thereof, with five (5) Business Days written notice to the Corporation (a “Notice of Conversion“), at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into that number of fully-paid, non-assessable shares of Class A Common Stock determined by multiplying the total number of shares of Class A Common Stock issued and outstanding by 0.10 (the “Shares”). The Holder may only affect a conversion of all of the Series B Preferred Stock shares which he, she or it owns pursuant to and in compliance with the restrictions on conversion set forth herein and only at such time as all other Holders of Series B Preferred Stock desire to convert such shares of Series B Preferred Stock which they hold as provided in this Section 5(b)(i.e., no Conversion shall take place unless all outstanding shares of Series B Preferred Stock are Converted at the same time)(each a “Conversion”).

(ii)                Mechanics of Conversion. In order to effect a Conversion, a Holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Corporate Secretary), and (ii) surrender or cause to be surrendered the original Series B Preferred Stock Certificates being converted, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation which the Holder desires to convert. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion and/or any deficiencies that exist in connection with such Notice of Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless the original Series B Preferred Stock Certificates Converted are delivered to the Corporation as provided above. In the event the Holder has lost or misplaced the certificates evidencing the Series B Preferred Stock, the Holder shall be required to provide the Corporation or the Corporation’s Transfer Agent (as applicable) with whatever documentation and fees each may require to re-issue the Series B Preferred Stock Certificates and shall be required to provide such re-issued Series B Preferred Stock Certificates to the Corporation in connection with such Notice of Conversion. Unless the Notice of Conversion provided by the Holder includes a valid opinion from an attorney stating that such Shares of Common Stock issuable in connection with the Notice of Conversion can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion, such shares shall be issued as Restricted Shares.

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(iii)                Delivery of Common Stock Upon Conversion. Upon the surrender of Series B Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the fifth (5th) Business Day following the date of such surrender (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) that number of shares of Class A Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted and (y) the total amount of the accrued and unpaid Dividends.

(b)                Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall withhold from any payment due whatsoever in connection with the Series B Preferred Stock any and all required withholdings and/or taxes the Corporation, in its sole discretion deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Corporation in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Corporation.

(c)                Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each Holder of such Series B Preferred Stock shall have the right thereafter to convert such shares of Series B Preferred Stock into a number of shares of such other class or classes of stock which a Holder of the number of shares of Common Stock deliverable upon conversion of such series of Series B Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(d)                No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion rights of the holders of Series B Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 5(d) shall prohibit the Corporation from amending its Certificate of Incorporation with the requisite consent of its shareholders and the Board of Directors.

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(e)                Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the Conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the Conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will within a reasonable time period make a good faith effort to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(f)                Effect of Conversion. On the date of any Conversion, all rights of any Holder with respect to the shares of the Series B Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation’s assets or notices from the Corporation, will terminate.

(g)                Notices of Record Date. In the event that the Corporation shall propose at any time:

(i)                to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(ii)               to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation;

then, in connection with each such event, the Corporation shall send to the holders of the Series B Preferred Stock at least ten (10) Business Days prior written notice of a record date for determining rights to vote in respect of the matters referred to above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series B Preferred Stock at the address for each such Holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Series B Preferred Stock, voting together as a single class.

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SECTION 6. VOTING. The Series B Preferred Stock shall have no voting rights and shall have no right to vote on any shareholder matters (other than as expressly stated below under Section 7) or as otherwise provided for by Illinois law.

SECTION 7. PROTECTIVE PROVISIONS.

Subject to the rights of series of Series B Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of 2/3rds of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(a)                Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b)               Effect an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock, but excluding a stock split, forward split or reverse stock split of the Corporation’s Common Stock or Series B Preferred Stock;

(c)                Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock; or

(d)               Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation.

PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the Holders of shares of the Series B Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series B Preferred Stock. The Corporation may also designate and issue additional series of preferred stock from time to time in the sole discretion of the Corporation’s Board of Directors, which such rights, privileges, preferences and limitations shall be determined by the Corporation’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the holders of the Series B Preferred Stock.

SECTION 8. PREEMPTIVE RIGHTS. Holders of Series B Preferred Stock and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the Corporation.

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SECTION 9. NOTICES. In addition to any other means of notice provided by law or in the Corporation's Bylaws, any notice required by the provisions of this Designation to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder's address appearing on the books of the Corporation.

SECTION 10. MISCELLANEOUS.

(a)                The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b)                Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c)                Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.”

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